EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 dated April 27, 2005 of Rayovac Corporation of our report dated July 8, 2004 relating to the consolidated financial statements of Microlite S.A. which appears in the Current Report on Form 8-K of Rayovac Corporation dated August 10, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Auditores Independentes

Sao Paulo, Brazil

April 27, 2005